                                                                  Exhibit (h)(3)


                      AMENDMENT NO. 26 TO APPENDIX I TO THE
    AMENDED AND RESTATED SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT

Funds                                                                                    Custodian
-----                                                                                    ---------
Liberty Funds Trust I      Liberty High Yield Securities Fund                            State Street Bank &
                                                                                          Trust Company (SSB)
                           Liberty Strategic Income Fund                                 SSB
                           Liberty Tax-Managed Growth Fund                               SSB
                           Liberty Tax-Managed Value Fund                                SSB
                           Liberty Tax-Managed Growth Fund II                            SSB
                           Liberty Tax-Managed Aggressive Growth Fund                    SSB

Liberty Funds Trust II     Liberty Money Market Fund                                     SSB
                           Liberty Intermediate Government Fund                          SSB
                           Liberty Newport Japan Opportunities Fund                      SSB
                           Liberty Newport Greater China Fund                            SSB

Liberty Funds Trust III    Liberty Select Value Fund                                     SSB
                           The Liberty Fund                                              SSB
                           Liberty Federal Securities Fund                               SSB
                           Liberty Newport Global Equity Fund                            SSB
                           Liberty Newport International Equity Fund                     SSB
                           Liberty Contrarian Small-Cap Fund                             SSB
                           Liberty Contrarian Equity Fund                                SSB
                           Liberty Contrarian Income Fund                                SSB
                           Liberty Contrarian Fund                                       SSB
                           *Liberty Intermediate Government Income Fund (effective       SSB
                           as of 11/25/02)
                           *Liberty Quality Plus Bond Fund (effective as of 11/25/02)    SSB
                           *Liberty Corporate Bond Fund (effective as of 11/25/02)       SSB

Liberty Funds Trust IV     Liberty Tax-Exempt Fund                                       SSB
                           Liberty Tax-Exempt Insured Fund                               SSB
                           Liberty Municipal Money Market Fund                           SSB
                           Liberty Utilities Fund                                        SSB

Liberty Funds Trust V      Liberty Massachusetts Tax-Exempt Fund                         SSB
                           Liberty New York Tax-Exempt Fund                              SSB
                           Liberty Ohio Tax-Exempt Fund                                  SSB
                           Liberty California Tax-Exempt Fund                            SSB
                           Liberty Connecticut Tax-Exempt Fund                           SSB
                           *Liberty Intermediate Tax-Exempt Bond Fund                    SSB
                           (effective as of 11/25/02)
                           *Liberty Massachusetts Intermediate Municipal Bond Fund       SSB
                           (effective as of 12/09/02)
                           *Liberty Connecticut Intermediate Municipal Bond Fund         SSB
                           (effective as of 11/18/02)
                           *Liberty New Jersey Intermediate Municipal Bond Fund          SSB
                           (effective as of 11/18/02)
                           *Liberty New York Intermediate Municipal Bond                 SSB

                           Fund (effective as of 11/25/02)
                           *Liberty Rhode Island Intermediate Municipal Bond Fund        SSB
                           (effective as of 11/18/02)
                           *Liberty Florida Intermediate Municipal Bond Fund             SSB
                           (effective as of 11/18/02)
                           *Liberty Pennsylvania Intermediate Municipal Bond Fund
                           (effective SSB as of 11/25/02)
                           *Liberty Large Company Index Fund (effective as of            SSB
                           12/09/02)
                           *Liberty U.S. Treasury Index Fund (effective as of            SSB
                           11/25/02)
                           *Liberty Small Company Index Fund (effective as of
                           11/25/02)                                                     SSB

Liberty Funds Trust VI     Liberty Growth & Income Fund                                  SSB
                           Liberty Small-Cap Value Fund                                  SSB
                           Liberty Newport Asia Pacific Fund                             SSB

Liberty Funds Trust VII    Liberty Newport Tiger Fund                                    SSB
                           Liberty Newport Europe Fund                                   SSB

Funds                                                                                    Custodian
-----                                                                                    ---------
Liberty Floating Rate Advantage Fund                                                     SSB

*These funds adopt the agreement but are subject to the attached fee schedule (rather than Schedule A)

Effective Date: November 1, 2002


By:
    ---------------------------------------------
    Jean S. Loewenberg, Secretary for Each Fund


COLONIAL MANAGEMENT ASSOCIATES, INC.



By:
    ---------------------------------------------
    Jean S. Loewenberg, Secretary


LIBERTY FUNDS SERVICES, INC.



By:
    ---------------------------------------------
    Jean S. Loewenberg, Clerk

             FEE SCHEDULE FOR FUNDS MARKED WITH AN (*) IN APPENDIX I

      For the services to be rendered, the facilities to be furnished and the payments to be made by LFS, as provided for in this Agreement, the applicable Trust, on behalf of each Fund marked with an (*) in Appendix I hereto, will pay LFS on the first business day of each month a fee for the previous month at the rates listed below. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

SHAREHOLDER SERVICES

Annual Fund Minimum

Fees based on annual per shareholder account charge for account maintenance and fees for certain shareholder-generated transactions plus all out-of-pocket expenses. There is a minimum annual fee per Fund of $5,000 per year.

Annual Maintenance Fee

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. The Annual Maintenance Charge is as follows:

Type of Account            Annual Maintenance Fee
Open Accounts
 Non-Networked Accounts          $14.00
Networked Accounts
0-100,000                        $11.00
over 100,00                      $ 8.00
Closed Accounts
 0-100,000                       $14.00
 over 100,000                    $11.00

New Account Set-Up Charge

$5.00 per account


OUT-OF-POCKET EXPENSES

      The Trust shall reimburse LFS monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

*     Microfiche/microfilm production
*     Magnetic media tapes and freight
*     Printing costs, including certificates, envelopes, checks and stationery
* Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Trust
*     Due diligence mailings
* Telephone and telecommunication costs, including all lease, maintenance and line costs
*     Ad hoc reports
*     Proxy solicitations, mailings and tabulations
*     Daily & Distribution advice mailings
*     Shipping, Certified and Overnight mail and insurance
*     Year-end forms and mailings

* Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
*     Duplicating services
*     Courier services
*     Incoming and outgoing wire charges
*     Federal Reserve charges for check clearance
*     Overtime, as approved in advance by the Trust
*     Temporary staff, as approved in advance by the Trust
*     Travel and entertainment, as approved in advance by the Trust
* Record retention as required by the Trust, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors
*     Third party audit reviews
*     Ad Hoc SQL time
*     Insurance
* Such other miscellaneous expenses reasonably incurred by LFS in performing its duties and responsibilities under this Agreement.

      The Trust agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with LFS. In addition, the Trust will promptly reimburse LFS for any other unscheduled expenses incurred by LFS whenever the Trust and LFS mutually agree that such expenses are not otherwise properly borne by LFS as part of its duties under the Agreement.